                                                                    EXHIBIT 10.4

                             AGREEMENT OF SUBLEASE

                             IPC INTERACTIVE, INC.

1.  PARTIES

This sublease is entered into by Harding Lawson Associates, Inc. ("Sublessor") and IPC Interactive, Inc. ("Sublessee") subject to the Lease dated April 16, 1992 between MDD Partners, successor's in interest to Condiotti Enterprises, Inc. ("Landlord") and Harding Lawson Associates, a Delaware Corporation, ("Lessee"). A copy of the Master Lease is attached hereto as Exhibit A.
                                                             ---------

2.  PROVISIONS CONSTITUTING SUBLEASE

Except to the extent that this Sublease clearly indicates otherwise, all terms and conditions of the Master Lease and all riders and amendments thereto which are initialed by both parties are incorporated into and made a part of this Sublease as if Sublessor were the Landlord thereunder, Sublessee the Lessee thereunder, and the Premises the Master Premises, except for the following terms and conditions: In the body of the Master Lease, Articles: 1, 2 (a) (e) (f), 17, 33, 35 (f) (g) (n), 36, 37, 39, Exhibits "B", "C", "E", "H".

Sublessee hereby assumes and agrees to perform the Lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises as defined in article 3 hereof. Without limiting the foregoing, Sublessee shall name Sublessor and Landlord as additional insureds under the insurance policies required to be carried by Sublessee pursuant to the incorporation of the insurance paragraphs of the Master Lease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Notwithstanding the foregoing or anything to the contrary in the Master Lease, Sublessee acknowledges and agrees that Sublessor shall not be obligated to perform any of the obligations or to supply or render any of the services in the Master Lease required to be performed, supplied or rendered by Landlord. Sublessee shall look solely to the Landlord for the performance for any of the foregoing obligations and services so long as Sublessor is not in default under the Master Lease and has not commenced to cure such default, in which event Sublessee shall look solely to the Sublessor for the performance thereof to the extent Sublessor is responsible under the Master Lease ; provided, however, unless requested by Landlord, all requests by Sublessee for the performance of any of the foregoing matters shall be submitted to Landlord by Sublessor.

Sublessor shall exercise due diligence in attempting to cause Landlord to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessee under this Sublease and/or the Master Lease, Sublessee shall be liable to the Sublessor for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

3.  PREMISES

Sublessor hereby leases to Sublessee the following premises, commonly described as a portion of Building "O", it being agreed said premises consist of 28,664 rentable square at 105 Digital Drive, Bel Marin Keys, Novato, CA, as indicated on Exhibit B.
   ---------

Sublessee accepts Premises with the alterations outlined on Exhibit B. Sublessor
                                                            ---------
at it's sole cost and expense shall furnish and install the alterations on Exhibit B. Sublessor will use commercially reasonable efforts to substantially
---------
complete the alterations on Exhibit B on or before September 1, 1996.  The
                            ---------
taking of possession or use of the Premises by Sublessee for any purpose shall conclusively establish that Sublessee has inspected the Premises and accepts them as being in good and sanitary order, condition and repair. Sublessee acknowledges that neither Sublessor nor any of Sublessor's brokers or agents has made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Sublessee's business, or for any other purpose, and that neither Sublessor nor any of Sublessor's agents has agreed to undertake any alterations or additions or construct any improvements to the Premises other than those outlined on Exhibit B.
                       ---------

4.1  WARRANTY BY SUBLESSOR

Except as expressly set forth herein, Sublessor warrants and represents to Sublessee that (i) the Master Lease has not been amended or modified (ii) Sublessor has received no notice of any claim by Landlord that Sublessor is in default or breach of any of the provisions of the Master Lease, and (v) Sublessor shall continue to perform its obligations under the Master Lease throughout the Term of this Sublease.

4.2  DISCLOSURE

Sublessee acknowledges that Sublessor has advised Sublessee that certain conditions of the Premises are the subject of litigation between Sublessor and Landlord, in an action entitled MDD PARTNERS, DANIEL CONDIOTTI v. HARDING LAWSON ASSOCIATES, Sonoma County Superior Court Case No.209317. Sublessor has provided Sublessee with copies of the Complaint, the Cross Complaint of Sublessor, and Sublessor's Response to MDD's First Set of Special Interrogatories in that litigation. Sublessee acknowledges it has had an opportunity to review the disclosure of certain alleged defective conditions of the Premises as set forth in the Response to Special Interrogatories, and has had an opportunity to inspect the property with respect to the alleged defective conditions disclosed. Sublessee specifically assumes and holds Sublessor harmless from any liability for any condition of the premises set forth in said Response, including but not limited to any obligation to maintain, repair or replace any portion of the Premises because of such condition(s). Sublessee acknowledge that it is subleasing the property solely in reliance on Sublessee's own investigation and that no representations or warranties of any kind whatsoever, express or implied, have been made by Sublessor or Sublessor's agents or brokers, except as specifically set forth in writing in this Agreement of Sublease.

5.1  BASE NNN RENTAL

Sublessee shall pay to Sublessor as rent for the Premises in advance on the first day of each calendar month of the term of this Sublease without deduction, offset, prior notice or demand, to Harding Lawson Associates, 7665 Redwood Boulevard, Novato California 94945, (Attn: Accounts Receivable) or at such other place as Sublessor may designate, in lawful money of the United States, the Base NNN Rental of $29,967.82 (triple net). If the commencement date is not the first day of the month, or if the Sublease

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

termination date is not the last day of the month, a prorated monthly installment shall be paid. Sublessee shall pay the first month's rental upon execution and delivery of this Sublease. Notwithstanding the forgoing, provided Sublessee is not in Default hereunder, Sublessee shall not be required to pay the second month's Base NNN Rental payment.

5.2  NNN SUBLEASE

Sublessor shall receive the Base NNN Rental free and clear of any and all taxes, liens, charges, or expenses of any nature whatsoever in connection with the Master Lease and operation of the Premises, except as herein expressly provided. In addition to the Base NNN Rental reserved above and except as may be expressly provided herein, Sublessee shall pay to the parties respectively entitled thereto all Impositions (as hereinafter defined), insurance premiums, maintenance charges, tenant improvement costs, and any other charges, costs, and expenses that are defined in the Master Lease during the Term. It is the intention of the parties that this Sublease shall not be terminable for any reason by Sublessee, and that Sublessee shall in no event be entitled to any set-off against, abatement of, or reduction in Base NNN Rental payable under this Sublease, except as herein expressly provided.

5.3  SUBLESSEE'S OBLIGATION TO REIMBURSE

As defined in the Master Lease, as additional rent, Sublessee shall pay to Sublessor all real estate taxes, special assessments and other governmental charges that at any time during, or with respect to the Term hereof may be assessed or imposed on or with respect to, or become a lien upon, the Premises or any part thereof or that may be assessed or imposed on or with respect to any occupancy, use, or possession of, or activity conducted on, the Premises or any part thereof (collectively, "Impositions") as defined in the Master Lease. Sublessee shall pay the Impositions within Thirty (30) days after being billed for the same by Sublessor. If requested by Sublessee in writing within Thirty
(30) days of receipt of a bill for such Impositions, Sublessor shall furnish Sublessee with such evidence as is reasonably available to Sublessor with respect to the amount of any Impositions. Sublessee may not withhold payment of such bill pending receipt and/or review of such evidence.

5.4  UTILITIES

Sublessee shall pay for all gas, electricity, heat, cooling, energy, telephone, janitorial service, water, waste disposal, refuse collection and other utility-type services furnished to Sublessee or the Premises, together with all related installation or connection charges or deposits. Sublessor shall not be liable in damages, consequential or otherwise, nor shall there be any rent reduction, rent abatement or right on the part of Sublessee to terminate this Sublease, arising out of any interruption whatsoever in utility services which is due to insurrection, war, rioting, earthquakes, fire, accident, strike, governmental authority, acts of public enemy, acts of God or other causes beyond the reasonable control of Sublessor, or any temporary interruption in such services which is necessary to the making of alterations, repairs, or improvements to the Premises or the Building or any part thereof so long as the need for said repairs or improvements in not the result of Sublessor's negligence. Sublessor and Sublessee agree to cooperate with one another to transfer all utility accounts to Sublessee's account effective June 24, 1996.

5.5  ANNUAL BASE NNN RENTAL CPI INCREASE:

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

The amount of Base NNN Rental payable by Sublessee under this Sublease shall be adjusted and increased as of the first day of the thirteenth (13/th/) Sublease month and on the first day every thirteenth (13/th/) Sublease month thereafter (the "Adjustment Dates") on the basis of increases in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Items, All Urban Consumers for the San Francisco-Oakland-San Jose Region (1982-1984 = 100), (the "Index"). The Index for the month in which the thirtieth (30/th/) day preceding each Adjustment Date falls shall be deemed the "Adjustment Index". The Adjustment Index for determining an adjustment to the Base NNN Rental for a specific Adjustment Date shall be deemed the Index on the next following Adjustment Date. At the Adjustment Date, the new Base NNN Rental shall be determined by multiplying the then current Base NNN Rental by the percentage increase of the Adjustment Index over the Index; provided, however, that in no event shall the Base NNN Rental as so adjusted be less than 103% nor more than 108% of the Base NNN Rental in effect for the month immediately prior to such Adjustment Date. When the new Base NNN Rental is determined, Sublessor shall give Sublessee written notice of same. If Sublessor fails to give timely notice of the new Base NNN Rental, the Adjustment shall be retroactive to the Adjustment Date and Sublessee shall pay the arrears within fifteen (15) days after being billed therefor. If at any Adjustment Date, the Index is no longer published as described in this section, Sublessor, after consultation with Sublessee, shall substitute the official index published by the United States Department of Labor, Bureau of Labor Statistics or successors or similar government agency as may then be in existence which is most nearly equivalent thereto.

6.1  SECURITY DEPOSIT

The amount of $29,967.82 shall be paid upon execution of this Sublease as a non-interest bearing security for performance under this Sublease. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of the lease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefor, deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount required under this Sublease. In any event, the full amount of the security deposit shall be retained by Sublessor for the full Term hereof and within thirty (30) days following Sublessee's vacation of the Premises and Sublessor's inspection thereof, said deposit shall be returned to Sublessee, less any amounts due to compensate Sublessor for damage or defaults of Sublessee.

6.2  LETTER OF CREDIT

Sublessee, at Sublessee's sole cost and expense, shall provide a letter of credit in the amount of $60,000.00 for the first two full years of the Sublease In the event Sublessee defaults, or has defaulted on any monetary obligation under this Sublease (Monetary Default) in the first two (2) years of the Term hereof, Sublessee shall maintain a letter of credit in the amount of $60,000.00 for a period extending two full years from the last date upon which Sublessee Monetary Default has occurred. The letter of credit shall be in the form of an irrevocable, unconditional, and clean letter of credit, payable at sight and upon demand, in form and substance acceptable to Sublessor in its sole and absolute discretion, from Citibank, N.A., Bank of America, N.A. or Wells Fargo Bank, N.A. or another national bank acceptable to Sublessor with offices in San Francisco or Marin, County, California that will accept and pay on any draw on said letter of credit ("Letter of Credit"). The Letter of Credit shall designate Sublessor as beneficiary and shall be transferable by beneficiary to any transferee, successor, and assign (including any lender of Sublessor) at no cost or expense to beneficiary. The letter of credit shall be for a minimum period of two years Sublessor shall have the right to draw (in whole or in part) on the Letter of Credit any time it would otherwise have the right to apply all or any portion of the Security Deposit under the terms of the Sublease. However, the Letter of Credit shall provide that it may be drawn by Sublessor (or assignee) upon presentation by Sublessor to the issuing bank (at its offices in San Francisco or Marin, County, California) of a sight draft(s), together with a statement from Sublessor that the amount requested by Sublessor is due and owing to Sublessor and shall be payable by the bank without inquiry or any other documentation or further action required of the bank, Sublessor, or Sublessee. All costs and expenses to obtain the Letter of Credit and all renewals shall be borne by Sublessee. Notwithstanding the foregoing, in the event Sublessee has not been in default hereunder during the first two (2) full years of the Sublease Term, Sublessee's obligation to maintain a Letter of Credit for the benefit of Sublessor shall terminate.

7.1  TERM

A. The term of this Sublease shall extend for five years and commence on July 1, 1996 or upon delivery of the premises and shall terminate sixty months thereafter (Term) subject to Sublessor's option to terminate the Master Lease which is ongoing commencing November 3, 1998. Sublessor shall provide Sublessee with 150 days prior written notice of Sublessor's exercise of its option to terminate the Master Lease which will terminate this Sublease Agreement. In the event that Sublessor is unable to deliver possession of the Premises at the commencement of the Term, Sublessor shall not be liable for any damage caused thereby. In the event Sublessor is unable to deliver possession of the Premises on July 1, 1996, the term shall be correspondingly deferred one day for each day of delay. Sublessor and Sublessee agree to execute an amendment to this Sublease establishing the commencement date and the expiration date. In the event Sublessor is unable to deliver the Premises by July 15, 1996, Sublessee, with prior written notice, shall have the right to terminate this Sublease with all deposits returned to Sublessee without offset or deduction. In the event Sublessor fails to deliver possession of the Premises on or before July 15, 1996, and Sublessee has not exercised its option to terminate this agreement, Sublessee shall be entitled to one (1) day of free Base NNN Rent for each day of delay of delivery of possession of the Premises beyond July 15, 1996.

7.2  EARLY OCCUPANCY

Sublessee shall have access to the Premises commencing June 24, 1996 for the purpose of Sublessee's fixturing or Sublessee's work. Sublessee may thereupon enter the subleased Premises for such purposes at Sublessee's own risk, to make such improvements as Sublessee shall have the right to make, to install fixtures, supplies, inventory and other property. Sublessee agrees that Sublessee shall not in any way interfere with the progress of Sublessor's alterations by such entry. During the course of any Early Occupancy, whether such Early Occupancy arises because of an obligation of construction by Sublessor, or otherwise, all terms and conditions of this Sublease, except for Base NNN Rental and commencement, shall apply, particularly with respect to indemnity by Sublessee of Sublessor hereunder.

7.3  TERM EXTENSION

Sublessee may elect to extend the Term of this Sublease as follows:

     1) Sublessee shall provide no less than one-hundred eighty days prior written notice nor more than two-hundred forty days prior written notice (the Extension Notice); and
     2) The term of such extension shall be through October 3, 2003 (the Extension Period); and
     3) The Rental for such extension period shall be a continuance of the terms of the initial Sublease Term and Base NNN Rental shall be adjusted in accordance with article 5.5 hereof.

8.   USE

The Premises shall be used and occupied only as described in the Master Lease, and for no other use or purpose.

9.   OPERATING EXPENSES

Sublessee shall be solely responsible for all expenses for the operation, maintenance and repair of the Premises and Building "O" (105 Digital Drive, Novato) which are incurred during the Term hereof and shall include and not be limited to: waste disposal, janitorial and cleaning services, HVAC and mechanical systems (electrical and plumbing) operation, maintenance and repair.

10.  DEFAULT BY SUBLESSEE

The following shall be events of default by Sublessee under this Sublease:

     (a) The failure by Sublessee to pay when due any installment of rent or other payment required pursuant to this Sublease;

     (b) intentionally deleted;

     (c) Sublessee shall fail to comply with any term, provision or covenant of this Sublease, other than the payment of rent, or other sums of money due hereunder, and the Sublessee has not diligently commenced to cure said failure within ten (10) days after written notice thereof to Sublessee;

     (d) Sublessee shall file a petition or be adjudged a debtor or bankrupt or insolvent under the National Bankruptcy Code, as amended, or any similar law or statute of the United States or any state; or a receiver or trustee shall be appointed for all or substantially all of the assets of Sublessee; or Sublessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or

     (e) Sublessee shall permit to be done any act which results in a lien being filed against the Premises.

11.  ENFORCEMENT OF RIGHTS AND REMEDIES.

Upon the occurrence of any event of default set forth in this Sublease, Sublessor shall have the option to pursue any of the remedies set forth in the Master Lease against Sublessee as if Sublessor were the landlord named in such Lease and Sublessee were the tenant named in such Lease. A waiver by the Sublessor of Sublessee's breach of any one or more covenants or conditions contained herein shall not bar any of the Sublessor's rights or remedies for a subsequent breach of the same covenant or condition. Upon the occurrence of any default or other failure by the Lessor of the Master Lease to fulfill its obligations under the Master Lease during the term of the Sublease, Sublessor, shall, at Sublessee's request, take reasonable and appropriate actions to cause it's Lessor to remedy such default or failure to fulfill obligations and shall invoke such remedies and powers available to Sublessor as the Lessee under the Lease as Sublessee under this Sublease may reasonably request.

12.  NOTICES

All notices or demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands between Sublessor and Sublessee shall be sent by United States mail, postage prepaid, addressed to the parties at the addresses designated below, or to such other places as may be designated from time to time by the parties.

     Sublessee                      Sublessor


________________________            Manager, Corporate Contracts
IPC Interactive, Inc.               Harding Lawson Associates, Inc.
105 Digital Drive                   7655 Redwood Boulevard
Novato, CA 94949                    P.O. Box 578
                                    Novato, CA 94948


Sublessor shall promptly deliver to Sublessee a copy of any notice which Sublessor shall receive from Landlord under the Master Lease.

13.  HOLD HARMLESS

Each party to this Sublease holds harmless, defends and indemnifies the other party and Landlord against all reasonable losses, claims, damages, liability, accountants', attorneys' and paralegals' fees and litigation (including appellate procedures) and other expenses related to, growing out of, arising from Sublessee's occupancy, use of the Premises and or either parties acts or omissions, or litigation arising out of any violation or alleged violation of any laws or regulations. In no event shall Sublessor be liable for any and all consequential damages of any nature to Sublessee.

14.  ASSIGNMENT AND SUBLETTING

All of the provisions of Article 9 of the Master Lease are hereby incorporated into and made a part of the Sublease, except that Sublessee's exercise of its rights under said Articles shall be subject to the prior written consent of the Sublessor and Landlord pursuant to the Master Lease. Sublessor's consent to assignment or subletting shall not be unreasonably withheld.

15.  BROKER PARTICIPATION

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

The parties recognize Julien J. Studley, Inc. and Meridian Commercial, Inc. as the brokers who negotiated this Sublease and agree that Sublessor shall be solely responsible for the payment of brokerage commissions to said brokers, and that Sublessee shall have no responsibility therefor. As part of the consideration for the granting of this Sublease, Sublessor and Sublessee represent and warrant to each other, that, to their knowledge, no other broker, agent or finder negotiated or was instrumental in negotiating or consummating this Sublease on behalf of Sublessor or Sublessee, and that Sublessor and Sublessee know of no other real estate broker, agent or finder who is or might be entitled to a commission or compensation in connection with this Sublease. Sublessee shall hold Sublessor harmless from all damages and indemnify Sublessor for all damages paid or incurred by Sublessor resulting from any claims that may be asserted by any broker, agent or finder based on any statements or representations by Sublessee. Sublessor shall hold Sublessee harmless from all damages and indemnify Sublessee for all said damages paid or incurred by Sublessee resulting from all claims that may be asserted against Sublessee by any broker, agent or finder based on any statements or representations by Sublessor.

16.  ATTORNEY'S FEES

If Sublessor, Sublessee, or Broker shall commence any action or proceeding arising out of or in connection with this Sublease, the prevailing party (as determined by the court) shall be entitled to recover from the non-prevailing party its costs of suit and actual attorney's fees reasonably incurred, including without limitation all costs of appeal and collection of any judgment.

17.  ASSIGNMENT BY SUBLESSOR, ATTORNMENT

In the event of any transfer, assignment, buyout or other conveyance or transfer of Sublessor's interest in the Master Lease, Sublessor shall be automatically freed and relieved from the performance of any covenants or obligations on the part of Sublessor contained in this Sublease thereafter to be performed. Without further agreement the transferee of such interest shall be deemed to have assumed and agreed to perform any and all obligations of Sublessor hereunder, during its ownership of said interest.

Sublessor may transfer, assign, sell or otherwise convey its interest in and obligations under the Master Lease without the consent of Sublessee and such transfer or conveyance shall not be deemed a violation on Sublessor's part of any of the terms and conditions of this Sublease. Within ten (10) days following any written request which Sublessor may make from time to time, Sublessee shall execute and deliver to Sublessor a statement certifying: (i) the date of commencement of this Sublease; (ii) the fact that this Sublease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Sublease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rent and other sums due under this Sublease have been paid; (iv) that there are no current defaults under the Sublease by either Sublessor or Sublessee, except as specified in Sublessee's statement; (v) if the statement is in connection with a transfer, assignment or other conveyance of Sublessor's interest in the Master Lease, that Sublessor is freed and relieved from all liability as respects the performance of covenants and obligations on the part of Sublessor under the Sublease; and (vi) such other matters reasonably requested by Sublessor. Sublessor and Sublessee intent that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, assignee, purchaser or other transferee of Sublessor's interest in the Master Lease.

18.  ALTERATIONS AND MODIFICATIONS TO THE PREMISES

During the Term, Sublessee may make improvements, alterations or additions to the Premises, provided such work is done in a workmanlike manner with materials and finishes comparable to those then existing in the Premises, and provided that structural improvements, alterations and additions shall be made only with the prior written consent of Sublessor and Landlord. If Sublessee makes any improvements, alterations or additions, Sublessee agrees to:

          (i) comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities, provided that Sublessor shall cooperate with Sublessee in securing any necessary permits, the cost for such permits to be borne by Sublessee;

          (ii) discharge by payment, bond or otherwise, any mechanics' lien filed against the Property (of which Sublessee has written notice) for work, labor, services or materials performed at or furnished to the Premises on behalf of Sublessee; and

          (iii) upon reasonable request from Sublessor and/or Landlord, (A) furnish Sublessor and/or Landlord with plans of such improvements, alterations or additions and (B) furnish Sublessor and Landlord with contractors' affidavits and lien waivers.

Upon the expiration or earlier termination of this Sublease, Sublessee shall surrender the Premises in substantially as good condition as when entered, except for loss or damages resulting from casualty, condemnation, acts of God, ordinary wear and tear and any improvements, alterations or additions made to the Premises. Notwithstanding the foregoing, Sublessee shall have the obligation to remove any improvements, alterations or additions made to the Premises on Sublessee's behalf, and Sublessee shall repair any damage caused by such removal in the event Master Lessor has not agreed in writing to allow said improvements, alterations or additions made to the Premises to remain without the obligation of the Sublessee to comply with this paragraph.

19.  PARKING

Sublessee shall be entitled to the exclusive use of a total of ninety-five (95) parking spaces at the building which shall be on an assigned and reserved basis subject to mutual approval of the exact location of the spaces. Ten of the total of ninety-five parking spaces shall be reserved in front of the Premises in a mutually agreed location.

20.  SIGNAGE

Subject to Sublessor's written approval, which shall not be unreasonably withheld, and also subject to Sublessor's signage rights, transferability of said rights as defined in article 35 (I) of the Master Lease, and the written approval by the Lessor, Sublessee shall be allowed to install, or have installed at Sublessee's sole cost and expense signage in accordance with the building master-signage program.

21.  HOLDING OVER

Should Sublessee hold over the term hereby created without the consent of Sublessor, Sublessee shall become a Subtenant from month to month at 150% of the scheduled monthly rental payable hereunder, and otherwise upon the covenants and conditions contained in this Lease, and shall continue to be such tenant until thirty (30) days after either party hereto serves upon the other written notice of intention to terminate such monthly tenancy. Should such termination occur on any day other than the last day of any rental month, any unearned prepaid rental shall, within thirty (30) days following surrender of the premises by Lessee, be refunded.

22.  FINANCIAL INFORMATION

No more than once each Sublease year, Sublessee agrees to provide audited financial information upon written request by Sublessor Sublessee agrees said financial information shall be in accordance with GAAP. Sublessor acknowledges that Sublessor shall rely on such statements.

DATED:  6/20/96, 1996

SUBLESSOR:                                SUBLESSEE:

HARDING LAWSON ASSOCIATES, INC.           IPC INTERACTIVE INC.

By /s/ Greg Thurox                        By /s/ Mary E. McGushin
   ---------------------------               ---------------------------

7655 Redwood Boulevard
Novato, CA 94948
(415) 892-0821

The above Sublease is hearby approved by Master Lessor

MASTER LESSOR

By: /s/ Solomon S. Condiotti
   -----------------------------
Date: 6/24/96
      --------------------------

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